EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000
ParkOhio Announces Third Quarter Results
     CLEVELAND, OHIO, November 3, 2008 — Park-Ohio Holdings Corp. (NASDAQ:PKOH) today announced results for its third quarter ended September 30, 2008.
THIRD QUARTER RESULTS
     Net sales were $266.1 million for third quarter 2008, essentially unchanged from net sales of $269.1 million for third quarter 2007. ParkOhio reported a net loss of ($9.1) million or ($.82) per share dilutive for the third quarter of 2008 compared to net income of $6.2 million or $.53 per share dilutive in the third quarter of 2007. Net income, as adjusted (a) for the third quarter of 2008 was $2.7 million or $.24 per share dilutive, compared to net income of $6.2 million or $.53 per share dilutive for third quarter 2007.
NINE MONTHS RESULTS
     Net sales were $819.2 million for the first nine months of 2008, essentially unchanged from net sales of $823.6 million for the same period of 2007. ParkOhio reported net income of $.1 million or $.01 per share dilutive for the nine months ended September 30, 2008, compared to net income of $17.3 million or $1.48 per share dilutive in the same period of 2007. Net income, as adjusted(a) was $11.8 million or $1.02 per share dilutive for the first nine months of 2008, versus $17.3 million or $1.48 per share dilutive in the same period of 2007.
     Edward F. Crawford, Chairman and Chief Executive Officer, stated “We are all concerned about the health and long term viability of the domestic automobile business. Although the current production atmosphere is affecting the overall performance of ParkOhio, we believe we are approaching the nadir in the auto industry.
     We are very pleased to have a balanced portfolio of other companies representing over 80% of our sales, performing very well, and they have positioned ParkOhio to respond to the current and future economic fluctuations.”

(A) Reconciliation to GAAP (in millions):	Quarter ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income (loss), as reported	$(9.1)	$6.2	$.1	$17.3
Income taxes (benefit), as reported	(4.6)	3.8	.8	9.4

Income (loss) before income taxes, as reported	(13.7)	10.0	.9	26.7
Impairment charges (1)	18.1	0	18.1	0
Income taxes, as adjusted	(1.7)	(3.8)	(7.2)	(9.4)

Net income, as adjusted	$2.7	$6.2	$11.8	$17.3

(1)	During the third quarter of 2008, ParkOhio recorded asset impairment charges associated with the recent volume declines and volatility in the automotive markets. The charges were composed of $.6 million of inventory impairment included in Cost of Products Sold and $17.5 million for impairment of property and equipment and other long-term assets.

(2)	The Company presents net income as adjusted to exclude impairment charges and their related income tax effect to facilitate comparison between periods.
-more-

     A conference call reviewing ParkOhio’s third quarter results will be broadcast live over the Internet on Tuesday, November 4, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
     ParkOhio is a leading provider of supply chain logistics services and a manufacturer of highly engineered products. Headquartered in Cleveland, Ohio, the Company operates 24 manufacturing sites and 54 supply chain logistics facilities.
     This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
     Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicular industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions, including as a result of the current global financial crisis; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.
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CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands, Except per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net sales	$266,148	$269,104	$819,178	$823,626
Cost of products sold (Note B)	226,759	226,880	697,361	700,413

Gross profit	39,389	42,224	121,817	123,213
Selling, general and administrative expenses	28,799	24,187	82,755	74,537
Impairment charges (Note B)	17,480	0	17,480	0
Gain on sale of assets held for sale	0	0	0	(2,299)

Operating income (loss)	(6,890)	18,037	21,582	50,975
Interest expense	6,775	7,993	20,672	24,286

Income (loss) before income taxes	(13,665)	10,044	910	26,689
Income taxes (benefit)	(4,597)	3,816	779	9,408

Net income (loss)	$(9,068)	$6,228	$131	$17,281

Amounts per common share:
Basic	$(0.82)	$0.56	$0.01	$1.56
Diluted	$(0.82)	$0.53	$0.01	$1.48

Common shares used in the computation:
Basic	11,006	11,127	11,081	11,079
Diluted	11,006	11,707	11,605	11,641

Other financial data:
EBITDA, as defined (Note A)	$17,618	$23,821	$58,205	$66,178

Note A—EBITDA, as defined, reflects earnings before interest, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s Revolving Credit Agreement. EBITDA is not a measure of performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company’s satisfaction of its Debt Service Ratio covenant in its revolving credit agreement and because EBITDA is a measure used under the Company’s revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies.
The following table reconciles net income to EBITDA, as defined:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income (loss)	$(9,068)	$6,228	$131	$17,281
Add back:

Income taxes (benefit)	(4,597)	3,816	779	9,408
Interest expense	6,775	7,993	20,672	24,286
Depreciation and amortization	5,586	5,254	15,974	15,782
Impairment charges (Note B)	18,059	0	18,059	0
Gain on the sale of assets held for sale	0	0	0	(2,299)
Miscellaneous	863	530	2,590	1,720

EBITDA, as defined	$17,618	$23,821	$58,205	$66,178

Note B—In the third quarter of 2008, the Company recorded $18.1 million of impairment charges associated with the recent volume declines and volatility in the automotive markets ($13.8 million in the Aluminum Products segment and $4.3 million in the Manufactured Products segment). Inventory impairment charges of $.6 million were included in Cost of Products Sold and $17.5 million were included in impairment charges.

CONSOLIDATED CONDENSED BALANCE SHEETS
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
	(In Thousands)
ASSETS

Current Assets
Cash and cash equivalents	$28,992	$14,512
Accounts receivable, net	185,697	172,357
Inventories	236,581	215,409
Deferred tax assets	21,897	21,897
Unbilled contract revenue	21,014	24,817
Other current assets	13,593	15,232

Total Current Assets	507,774	464,224

Property, Plant and Equipment	250,679	266,222
Less accumulated depreciation	156,285	160,665

Total Property Plant and Equipment	94,394	105,557

Other Assets
Goodwill	100,683	100,997
Net assets held for sale	0	3,330
Other	104,272	95,081

Total Other Assets	204,955	199,408

Total Assets	$807,123	$769,189

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable	$136,045	$121,875
Accrued expenses	75,046	67,007
Current portion of long-term debt	8,063	2,362
Current portion of other postretirement benefits	2,041	2,041

Total Current Liabilities	221,195	193,285

Long-Term Liabilities, less current portion 8.375% Senior Subordinated Notes due 2014	210,000	210,000
Revolving credit maturing on December 31, 2010	160,200	145,400
Other long-term debt	2,114	2,287
Deferred tax liability	22,722	22,722
Other postretirement benefits and other long-term liabilities	23,770	24,017

Total Long-Term Liabilities	418,806	404,426

Shareholders’ Equity	167,122	171,478

Total Liabilities and Shareholders’ Equity	$807,123	$769,189

BUSINESS SEGMENT INFORMATION (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
NET SALES

Supply Technologies	$131,668	$134,066	$399,452	$403,956
Aluminum Products	35,784	41,188	120,304	131,838
Manufactured Products	98,696	93,850	299,422	287,832

	$266,148	$269,104	$819,178	$823,626

INCOME (LOSS) BEFORE INCOME TAXES (Note A)

Supply Technologies	$5,259	$8,288	$16,551	$20,420
Aluminum Products	(17,557)	1,131	(18,674)	3,285
Manufactured Products	10,062	11,619	37,703	35,292

	(2,236)	21,038	35,580	58,997
Corporate and Other Costs	(4,654)	(3,001)	(13,998)	(8,022)
Interest Expense	(6,775)	(7,993)	(20,672)	(24,286)

	$(13,665)	$10,044	$910	$26,689

Note A — During the third quarter of 2008, the Company recorded $18,059 of impairment charges associated with the recent volume declines and volatility in the automotive markets. Below is a summary of these charges by segment.

		Cost of
	Asset	Products
	Impairment	Sold	Total
Aluminum Products	$13,189	$579	$13,768
Manufactured Products	4,291	0	4,291

	$17,480	$579	$18,059